Exhibit 10.11

Joint Sales Contract

of Huayu Shopping Centre

Contract No.: 001941

Signing place: Management Department at 1stfloor

Signing date:

Handled by: Xin Huadong

Free Service (Complaint) Hotline: 8008061699

Joint Sales Contract

Party A: Shanxi Huayu Group Ltd.

Party B: Taiyuan Jidian Commercial Trade Co., Ltd.

According to Contract Law of the People’s Republic of China and relevant regulations, both parties hereto reach the following agreement with regard to the joint sales on the basis of equality, voluntariness, and mutual benefits.

I.	Location and area for jointly-sold goods

1.
Party A agrees to provide Party B the operation place and relevant operation management conditions of the mall at jewelry area on the first floor of the company. Refer to the attachments of the Contract for the location and area of operation place.

2.
The operation place provided by Party A for Party B must be exclusively used and operated by Party B. Party B shall not transfer, lease the operation place or conduct joint operation with the third party for any reason.

3.	Party B shall not use the operation place or operation facilities to conduct illegal operation activities.

II.	Effective period of this Contract

1.	The effective period of this Contract is from Nov. 11th, 2009 to Nov. 10th, 2010.

2.
When the Contract expires, if Party B wants to renew it, Party B shall submit the written application to Party A 60 days prior to the expiry date of the Contract. The two parties shall sign another Contract upon the approval of Party A.

3.
If Party B needs to terminate this Contract in advance for special reasons, Party B shall submit the written application to Party A 60 days in advance. The Contract can be terminated after obtaining the approval of Party A and signing written agreement.

III.	Business scope of goods and relevant regulations

1.
The operation place provided by Party A is only used to operate Jewelry business. Party B shall provide adequate and marketable goods according to Party A’s requirements, including the goods provided by Party B and purchased from legal channel or the goods approved to be surrogated. The goods to be sold are provided in the following table:

S/N	Type of Goods	Name of Brand	Remarks
	Gold and Relevant Ornaments		Place of origin: Hong Kong and Shenzhen
	Inlaid ornaments, jade	Chow Tai Fook
K Gold, Platinum

2.
The goods sold by Party B shall conform to those listed on the above table, which shall not be increased, decreased or changed arbitrarily. When Party B adds additional operation item or service item, Party B shall obtain the written approval of Party A in advance; or else, Party A has the right to reject it and hold responsible for violation of Party B.

3.	Party B shall guarantee that it is the production, processing enterprise or dealer, agent registered at the administrative agency for industry and commerce.

IV.	Sharing method and payment mode of joint sale

1.
Party A shall withdraw A. 10% in Jade; B. 6% in Gold and relevant ornaments; C. 11% in K Gold and Platinum of sales amount of Party B of the current month as the joint sales sharing, and such proportion shall not be lower than the sharing proportion of other local malls.

2.
The target of sales amount shall not be lower than ___. If the actual sales amount of Party B does not reach the target, Party A will withdraw the joint sales sharing as per the agreed target of sales amount. If the sales amount of single month or three months of Party B or as per unit yield ranking is the bottom ten of the floor or the bottom two of the team, Party A has the right to adjust the joint sales location and area or terminate this Contract.

3.	Relevant costs:

☐
As for other service items provided by Party A besides the basic sales conditions (the contents and charge standards shall be otherwise determined by both parties), Party B shall timely pay the proper costs.

☐	During the operation period, Party B shall support Party A’s promotion, advertising & publicity and other promotional activities for the mall and shall share relevant costs.

4.	Settlement agreement

☐	Party A and B shall earnestly comply with the terms of the settlement and make settlement timely.

☐
The sales amount of Party B of each month shall be subject to Party A’s cash records, and the last day of the current month shall be the settlement day. Party A will arrange reconciliation between the 5th day and 15th day of the next month (postponed in case of any holiday), and Party B will issue the value-added invoice to Party A in the amount deducting Party A’ sharing amount prior to the 20th day of the current month after correct reconciliation and pay relevant costs; Party A will pay the amount deducting Party A’ sharing amount to Party B in the form of bill as per the ranking of Party B’s sales on the floor. The sharing income, taxes and payment for goods shall be settled in RMB.

☐	The invoice issued by Party B must be the lawful voucher of Party B, or else, no settlement will be allowed to be made.

☐	If Party B fails to make reconciliation, issue invoices and pay relevant costs to Party A, the settlement of the current month shall be postponed.

☐
If the Contract is terminated or both parties cancel the Contract upon consultation, the sales amount of Party B in the last settlement period of Party A shall be used as the after-sales service security after Party B demobilizes. The settlement shall be made by Party A to Party B three months after the last settlement period.

5.	Agreement on security

After this Contract is signed, Party B shall pay RMB 10,000 to Party A as the product quality security, used for product quality guarantee for Party B’s operation activities in Party A’s mall. When the agreement is terminated, Party A will return the security free of interest to Party B after the longest service guarantee period of Party B provided to the customer (three months at minimum) expires. If Party B shall provide the penalty to Party A due to the violation of quality clauses or other regulations, Party A can deduct the penalty from the security, and Party B shall make up the security within one month.

V.	Management on operation place

1.
After this Contract is signed by Party A and B (including the redecoration within the cooperation term), Party B shall design the operation place provided by Party A according to Party A’s overall planning and decoration standard, and draw up decoration scheme, which shall be submitted to Party A for approval. The decoration scheme can be implemented after obtaining Party A’s approval, and the corresponding costs shall be undertaken by Party B.

2.
Without written approval of Party A, Party B shall neither increase the self-owned equipment, facilities and electrical load, nor alter or misappropriate Party A’s structure, equipment or other facilities. If Party A or other user of Party A suffers losses due to the action of Party B or his agent or his employee, Party B shall undertake the liability to pay compensation, and shall pay all the costs and losses thereof to Party A.

3.
The management and cleanliness maintaining of the mall, coordination of public affairs among various counters as well as the normal maintenance of public facilities shall be in the charge of Party A, and Party B shall comply with property management regulations of Party A. When Party B uses the equipment provided by Party A as per the stipulations, if the equipment is out of work or has adverse reaction, Party B shall forthwith inform Party A for settlement. Or else, the losses arising therefrom shall be undertaken by Party B, and Party B shall make compensation.

4.
The facilities within the operation place of Party B shall be maintained by Party B. If Party A needs Party B’s assistance, the costs shall be charged as per the property management regulations of Party A.

5.
The cost of water, electricity and gas occurred during the operation of Party B shall be subject to the standards as stipulated by both parties. In case of increase, the additional cost shall be charged as per the standards specified by the government.

6.
Party A has the right to adjust the overall layout according to the operation conditions. Party A shall support the change of Party A’s operation place (if required), or else, Party A has the right to terminate the Contract.

7.	Safety and insurance

☐
Party A and B shall strictly implement the national regulations on security and fire fighting, and Party A shall establish the perfect security and fire safety management network of the mall; Party B shall actively cooperate with Party A to do the work of security and fire fighting and shall be responsible for the routine safety inspection of the operation place, so as to timely eliminate the safety hazard and ensure the safety of property. If Party A organizes and develops the training, examination and assessment on fire fighting, safety and damage prevention, Party B shall cooperate with Party A.

☐	Party B shall make compensation for the losses thereof to the customers caused by the potential safety hazard due to the reason attributable to Party B.

☐	Party B shall not store combustible and explosive goods and hazardous chemicals etc. in Party A’s mall.

☐
Party B shall properly keep the goods within his operation place (including goods, counter/rack, display bar, equipment and facilities etc.), and shall cover the fire insurance, theft insurance, third-party liability insurance and other property insurances. Party B shall claim the insurance company for compensation in case of accident.

8.
Party B shall evacuate from Party A’s operation place after this Contract expires or this Contract is terminated upon consultation or Party A proposes to terminate the Contract due the violation of Party B, and shall return the place under perfect conditions to Party A. As for the goods remained in the operation place shall be deemed to be abandoned by Party B, and Party A has the right to clear the site; if the facilities within Party A’s operation place are altered or damaged, Party A has the right to prosecute for the liabilities of Party B, and deduct the compensation from Party B’s security or sales amount.

VI	Operations control

1.	Commodities control

☐
Commodities sold by Party B shall conform to laws of the nation for quality, trade mark and price. In the event of commodities subject to mandatory provisions of the nation sold by Party B, all liabilities arising therefrom are to be borne by Party B and Party A has the right to terminate the Contract without returning the earnest money paid by Party B.

☐	Party B abides by provisions applied for commodities management by Party A. Commodities sold are subject to provisions of the Contract.

☐
Commodities for joint sale must be displayed in a sightly and conspicuous way and commodities displayed must be diversified and all inclusive in category. When varieties, quality and quantity of commodities fail to satisfy the demand for normal operation, Party A is entitled to terminate the Contract, and Party B shall indemnify Part A for all losses arising therefrom.

☐
Party B shall use lawful tradenames and trademarks for its place of business and commodities displayed and sold by Party B and conform to related provisions of related laws, rules and related government provisions, and infringement of lawful rights and interests of others such as intellectual properties and exclusive agency is not allowed. Party B shall not display and sell prohibited articles or unlawful articles or provide illegal service or service in breach of contract. Liabilities arising from failure to do so are to be borne by Party B, and Party B shall assume liability for compensation for losses to or injury of customers and indemnify Party A for all expenses of and losses to Party A resulting therefrom.

☐
When trademarks of commodities sold by Party B are involved in infringement as believed by related governmental agency, Party A has the right to withdraw such commodities from the display case which are to be kept by Party A for the time being. If Party B fails to convince related authority of legality of the trademarks used and the fact is accepted by such authority, Party A will restore display and sales of the article in the store. Party A does not assume any liability for loss to Party B during the period of withdrawal, and expenses accrued in the period of custody and control is to be borne by Party B.

☐
In the event of adverse reaction or damage to lawful rights and interests of customers due to use of commodities or services provided by Party B, Party B shall assume liability for compensation, and for adverse effect on credit standing of Party A, Party B shall also assume liability for compensation.

☐	Before the commodities are placed on a counter, Party B shall submit originals or duplicates of effective certificates in relation to the commodities to Party A for review.

2.	Quality control

☐
Party B shall ensure quality of services and commodities provided by Party B. In the case of damage to rights and interests of customers or credit standing of Party A due to problems in quality of services and commodities provided by Party B or other problems (including but not limited to personal injury and property loss), Party B shall assume liabilities as specified in laws such as Law of The People's Republic of China on Product Quality and Law of the People's Republic of China on Protection of Consumer Rights and Interests. And if Party A pays compensation for the above events, Party B shall unconditionally repay the amount paid by Party A and other expenses and losses.

☐
Party B allows Party A to have casual inspection of quality, marks and measurement of commodities provided by Party B, and upon discovery of faulty commodities, false and inferior commodities or inconsistent marks or complaint by customers and punishment against Party B by related government department and after verification of the same, Party A has the right to require Party B to stop sales immediately, and Party B shall bear all expenses and pay Party B indemnity as much as 1-5 folds of amount of illegal sales.

☐
Party A has the right to inquire against Party B about the commodities of quality defects discovered in inspection. When such commodities are to be delivered to inspecting authority for inspection, cost of such inspection is to borne by Party B. Party A has the right to make a decision on settlement of negotiation with a customer on quality problems of services or commodities provided by Party B, and Party B shall unconditionally accept such decision.

3.	Price control

☐
Party A and Party B shall strictly abide by Price Law of the People’s Republic of China and Provisions on Marking Clearly the Prices of Telecommunication Services as well as provisions of price control authorities and use price marks (price tag and code tag) prepared by Party A.

☐
Prices of commodities sold by Party B and services provided by Party B shall not be higher than that at other business ground, and upon discovery or complaint by a customer and after verification, Party B shall pay indemnity as much as 1-5 folds of amount of illegal sales for the first violation, and for the second violation, Party A has the right to terminate the Contract and demand against Party B indemnity as much as 1-5 folds of amount of illegal sales. And Party B must make compensation to the customer according to the law.

☐
For sales of a same commodity at discount or gift donation at other stores, franchised stores or chain stores, Party B must inform Party A in advance of at least one week, or offer the same preferential treatment for the same commodity at store of Party A, otherwise, Party A has the right to make adjustment at sole discretion of Party A or terminate the Contract, and in special cases, prior negotiation between the two parties is required.

☐
Party B takes part in sale promotion organized by Party A or by Party B itself and shall not raise sales price. In the event of fraudulent conduct by Party B, Party A has the right to terminate the Contract and charge against Party B indemnity as much as 1-5 folds of amount of illegal sales.

4.	Sales management

☐
In delivering goods, Party B shall enter the store from specified path (access) and assist quality inspector and goods clerk of Party B in inspection, and goods that are not inspected and verified by Party A are not admitted into store of Party A. When goods are to be withdrawn from the store for the reason of operation adjustment, after approval of Party A’s officer in charge, the goods are withdrawn from the store from specified path (access) by showing the exit bill produced by Party A and are subject to inspection of security guard. Upon discovery of illegal behavior of Party B, Party A has the right to require Party B to make corrections and improvement, and in the event of serious violation, Party A is entitled to impose economic punishment against Party B.

☐	Party B shall observe business hours specified by Party A and shall not suspend business at business hours except as otherwise specified by Party A.

☐
Party B shall use shopping bags and wrapping paper  prepared by Party A and shall not use other wrapping papers or marks. If Party B needs to use shopping bags and wrapping paper of its own for brand image promotion, written approval of Party A is required.

☐
In recommending commodities or services to customers, salesperson of Party B shall adhere to the principle of “good faith”, and concealing defects of the commodities or overstating functions of the commodities and unfair practices in competition are not allowed.

☐
Payments for goods are collected by store of Party A. Party B must use bill of sale specified by Party A and be subject to supervision of Party A and conduct management based on related financial regulations of Party A. Party B shall not collect payment for goods by itself, involve in other wholesale business or sales outside the store and refuse or fail to write out receipt or write out false receipt. Upon verification of violation by Party B, Party B shall assume all legal responsibilities, and Party A has the right to charge against Party B indemnity as much as 1-5 folds of amount of illegal sales and terminate the Contract.

☐
Party B shall allow use of credit card checked by Party A and membership card issued by Party A and follow the operating rules and precautions for normal transaction using specified credit card and membership card. For any loss to Party A resulting from violation of the above operating rules and precautions for transactions using the above cards, Party B shall assume liability for compensation for damages.

Party B bears credit card service fees. If membership card issued by Party A is for discount, the discount is to be allocated between Party A and Party B at proportion agreed on which is indicated in attachment to the Contract.

5.	After-sales management

☐	Party A and Party B shall comply with stipulations of laws and rules of the nation, government and the trade in relation to after services and meet their commitments for after services.

☐
Party A applies barrier-free merchandise return and change system as stipulated in Law of The People's Republic of China on Product Quality and Law of the People's Republic of China on Protection of Consumer Rights and Interests, and Party B shall unconditionally support such system.

☐
If Party B does not abide by its commitment for after service, performs after services without following the provisions or drags its feet or disguises the fact or practices deceit in performing after service, Party B shall unconditionally allow return or change of goods and pay indemnity twice over price of such commodity to the customer.

6.	Personnel management

☐
Party B employs salesperson for sales of commodities for joint sale. Salespersons (sales assistance) (including salespersons replaced or assigned during business operation) shall submit their personal information to personal department of Party A for approval and record and pay guarantee deposit as specified before they take their place. Wages, bonuses, welfare and social insurance (medical insurance, endowment insurance, unemployment insurance etc.) expenses of salesperson of Party B (including salespersons employed by Party B as recommended by Party A) are to be borne by Party B, and related expenses and number of persons are indicated in the attachment to the Contract.

☐
Salesperson employed by Party B shall wear uniforms as required by Party A and name card and other signs prepared by Party A. If salespersons of Party B need to wear garments representing image of Party B for the sake of operation, approval of Party A is required. Expenses of garments, name card and other signs provided by Party A are to be borne by Party B, and specific expense items are indicated in attachment to the Contract.

☐
Party B shall provide training on knowledge about the commodities, specifications for exclusive services, skills and techniques for exclusive services to salespersons employed, and shall be subject to unified sales management and training on service specifications and pay training fees as specified, and salesperson for a post requiring a permit as specified by the country, certificates of qualifications for such post are required.

☐
Salespersons employed by Party B shall abide by the specifications of Party A for field services and be subject to unified management of Party A and start work and come off work as scheduled by Party A. Service supervising department of Party A has the right to correct illegal behaviors of salespersons of Party B in providing services timely on the field, and one who seriously violates the provisions may be imposed economic punishment. Party A has the right to require replacement of a salesperson that disobeys governance of Party A or frequently violates the provisions, and Party B shall replace such person in time and assume liabilities for losses resulting herefrom.

☐
For assignment of temporary staff by Party B for instruction on work or assignment of sales promoter, prior discussion with Party A is required for determining number of such persons and time, related procedures must be gone through and training for such persons is required, and the persons shall abide by related provisions of the store.

☐
Salespersons and sales promoters employed by Party B are employees of Party B, with whom Party B must establish labor relation. For involvement with or harm to Party A as a result of violation of labor protection law by Party B, Party B shall assume liabilities for indemnity, and Party A is entitled to deduct such indemnity from guarantee deposit paid by Party B.

7.	Sales promotion management

☐	Party A is responsible for advertisement and propaganda and art design for the store and assists Party B in sales promotion.

☐
For advertisement and propaganda for commodities or corporate image within the store by Party B (including POP, cart for articles for sales promotion, banner, lamp housing etc.), written application must be filed to Party A, and such advertisement and propaganda are not allowed before approval by related authority and specified expenses are paid. Specific items and expenses are to be agreed on between the two parties and indicated in attachment to the Contract.

☐
Party B shall actively take part in sales promotion and propaganda as well as festivities (including grand opening and anniversary celebration of store) or public welfare activities for uplifting corporate image of both Party A and Party B among the public and improving market prosperity, and share out expenses arising therefrom. Party A shall inform Party B of related information and reach an agreement with Party B for expense allocation.

☐
Party B shall assist Party A in issuing various discount cards, present ticket or credit card for sales promotion, and Party B shall allow use of such cards and give a discount as specified by Party A. The discount is to be shared by the two parties as agreed on.

VII	Commercial bribery prohibition

Party A and Party B promise to reject any form of bribe, bribery and other unjust commercial operations. When staff of Party A demands undue interest of any form from Party B, Party B shall reject such demand and report to Party A, and Party A will settle such problem righteously and keep secrete for Party B and provide more business opportunities to Party B according to the circumstances. When the above behaviors of Party B are for obtaining undue commercial profit or more special treatment, Party B shall, in addition to assuming related legal responsibility, pay RMB10,000-50,000 Yuan of penalty to Party A, and Party A has the right to terminate the Contract without returning the guarantee deposit paid by Party B. And Party A reserves the right to take necessary action against Party B.

VIII	Liabilities for breach of contract and settlement of disputes

1.	Either party in breach of the Contract shall assume liabilities for breach of contract and sustain losses caused to the other party.

2.
In the event of withdrawal or termination of contract by Party B without consent of Party A, indemnity for revenue due to Party A calculated based on highest one-day sales amount in the past for the period from the date of withdrawal or termination of the Contract to expiry date of the Contract is to be claimed against Party B.

3.
Disputes arising between the two parties in execution of the Contract shall be settled through friendly negotiation between the two parties. When the two parties fail to negotiate a solution, either party has the right to file a suit in the people's courts at the place where the Contract is signed.

IX	Termination of contract

1.	Party A has the right to claim for indemnity and cancel the contract in any of the following cases attributable to the Party B:

☐	Party B fails to achieve marketing objectives or drops behind in sales of like commodities;

☐	Quality and contents of the commodities sold by Party B fail to meet requirements of Party A;

☐	Party B withholds sales amount without authorization in breach of the Contract;

☐
Party B winds up business at will or transfers rights and obligations under the Contract to a third party without authorization or involves in business operation cooperation with third party and other operations at sacrifice of rights and interests of Party A;

☐	Party B involves in illegal operation or any unlawful practice;

☐	Party B does serious harm to reputation of Party A and causes extremely adverse effect;

☐	Party B fails to abide by related provisions of Party B for marketplace and fails to accept dissuasion.

2.	One party has the right to cancel the contract in any of the following cases attributable to the other party:

☐	One party fails to repay due debts or is in abnormal operation or is becoming insolvent or is out of business;

☐	Impossibility of performance of the Contract as scheduled or impossibility of performance of the Contract due to forces majeure such as policies of the nation.

3.
For terminating cooperation with Party B before termination of the Contract, Party A shall inform Party B of such termination in advance of 30 days by sending a written notice, and if Party A fails to notify Party B, the Contract continues effective until a new contract signed with Party B goes into effect. For terminating cooperation with Party A, Party B shall sending a written notice to Party A in advance of 60 days, and if Party B fails to notify Party A in advance of 60 days, Party B is deemed to be in breach of contract, and economic loss to Party A and the third party resulting herefrom are to be reimbursed from Party B and guarantee deposit paid to Party A by Party B is not to be returned.

X	Other clauses

1.	This Contract is in quadruplicates, of which two are held by Party B and two by Party A. They come into force after they are signed and affixed with seal by the two parties.

2.	Attachment to the Contract is an integral part of the Contract and has equal force as the Contract does.

3.	Party B shall provide the following valid certificates and information and legal documents:

☑ Business license for enterprise as legal person	☑ Certificate of Tax Registration (national tax and local tax)
☑ Legal person’s power of attorney	☐ Seal
☑ Letter of authorization for commission	☐ Agreement for sales on commission
☐ Document of approval for manufacturing or manufacturing license	☑ Quality inspection/testing report
☐ Certificate of health quarantine	☐ Safety certification
☐ Report of sanitary inspection of cosmetics	☐ Report of quality testing of household electric appliances
☐ Report of sanitary inspection of foods	☐ Certificate of testing of leather footwear
☐ Exclusive license	☐ Commodity insurance policy
☑ Certificate of registered trademark	☐ Certificate of imported goods
☐ Other documentary evidence required by Party A

4	In the following cases, Party A and Party B shall inform each other by sending a written notice:

☐，	Change of corporate organization and major personnel change

☐，	Change of corporate address and telephone number

☐，	Change of person in charge

☐，	Other major events to be informed

5	Other matters agreed on:

① National uniform price; no discount; and score accumulation.

②

③

Party A: Shanxi Huayu Group Ltd.

Legal representative: Dai Hailiang

Entrusted representative:

/s/

Name : Wu Zhaoming

Bank of deposit:

Account No.:

Tax No.:

Address: No. 87, Kaihuashi Street, Taiyuan City

Postal code: 030002

Phone No.:

Fax No.:

Party B: Taiyuan Jidian Commercial Trade Co., Ltd.

Legal representative: Yang Hui

Entrusted representative:

/s/

Name : Li Yanrong

Bank of deposit:

Account No.:

Tax No.:

Address: Taiyuan Jidian Commercial Trade Co., Ltd. (6F, No.1 International Apartment Building, No. 186, Pingyang Road, Taiyuan City)

Postal code: 030006

Phone No.:

Fax No.: